Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
INSITUFORM TECHNOLOGIES, INC.

(as amended through October 25, 2005)

ARTICLE I - OFFICES

The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may also have such other offices, either within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II - STOCKHOLDERS

2.01.  ANNUAL MEETING.

The annual meeting of the stockholders shall be held at such time and upon such date in each year as the Board may determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

2.02.   SPECIAL MEETINGS.

Special meetings of the stockholders, for any purpose or purposes, may be called by the Board, the Chairman of the Board or the Chief Executive Officer. A special meeting of the stockholders also may be called by the Chairman of the Board or the Chief Executive Officer at the request of the holders of not less than fifty percent of all the outstanding shares of the Corporation entitled to vote at the meeting.

2.03.   PLACE OF MEETING.

All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice hereof.

2.04.  NOTICE OF MEETING.

Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon pre-paid.

2.05.  WAIVER OF NOTICE.

Any stockholder entitled to notice of a meeting pursuant to any provision of these By-laws may waive such notice (i) in a writing specifically waiving such notice, whether before or after the time stated in the notice or (ii) by attending the meeting, unless the stockholder attends such meeting for the express purpose of objecting, in writing at the beginning of the meeting, to the transaction of any business at the meeting because the meeting was not lawfully called and convened.

2.06.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may fix in advance a date as the record date (the “Record Date”), which date shall be not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action. If the stock transfer books are not closed and no Record Date is fixed as provided above, the Record Date shall be the close of business on the day next preceding the date on which notice of the meeting is mailed. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.06, such determination shall apply to any adjournment thereof.

2.07.  VOTING LISTS.

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal executive office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

2.08.  QUORUM.

At any meeting of stockholders a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is established, the stockholders present at the meeting may continue to transact business until adjournment, provided the number of stockholders remaining at the meeting would have been sufficient to establish a quorum for the meeting.

2.09.  PROXIES.

At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid more than 13 months past its issuance date unless specifically provided otherwise in the proxy.

2.10.  VOTING.

Each stockholder entitled to vote at a meeting of the stockholders shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. All elections for directors shall be decided by plurality vote based upon the number of directorships that are designated by the Board or any duly authorized committee as subject to election. Unless provided otherwise by statute, any business to be transacted at a meeting of the stockholders at which a quorum is present, other than the election of directors, shall be adopted by majority vote of the stockholders entitled to vote at such meeting.

2.11.  BUSINESS AT MEETINGS.

No business shall be transacted at an annual meeting of stockholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by a stockholder who (A) is a stockholder of record on the Record Date (defined in Section 2.06 of this Article II) and at the time of giving notice provided for in this Section 2.11, and (B) complies with the procedures set forth in this Section 2.11 and any other applicable requirements. No business shall be conducted at a special meeting of stockholders other than business that is specified in the notice of meeting (or any supplement thereto).

If business is not properly brought before any meeting of stockholders in accordance with the procedures set forth in this Section 2.11, or if a nomination at any meeting was not made in accordance with the requirements of this Section 2.11, the Chairman of the Board shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted, or the nomination was defective, and such defective nomination shall be disregarded.

a.    Stockholder Notices. For purposes of this Section 2.11, a Stockholder Notice shall mean a written notice to the Secretary of the Corporation at the principal executive office of the Corporation which sets forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the form of the proposal) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, indicating the name and address of any beneficial owner of such shares, (iv) a description of all arrangements or understandings between such stockholder (and any person acting on behalf of the stockholder) and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

b.    When Notice Must Be Received. A stockholder shall not be entitled to bring business before an annual meeting of stockholders unless a proper Stockholder Notice has been received by the Secretary of the Corporation as provided above. A Stockholder Notice must have been received by the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that (i) the date of the annual meeting is advanced or delayed by more than thirty (30) days compared to the preceding year’s annual meeting, such Stockholder Notice must be received not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting, or (B) the tenth (10th) day following the day on which Public Disclosure (as defined below) of the date of the annual meeting is first made.

For purposes of this Section 2.11, “Public Disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder.

c.    Stockholder Nominations. In addition to the information set forth under Subsection a of this Section 2.11, each Stockholder Notice that includes a nomination of a person or persons for election to the Board (a “Stockholder Nomination”) also must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, such other information relating to such stockholder as would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, each Stockholder Nomination must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

ARTICLE III - BOARD OF DIRECTORS

3.01.  GENERAL POWERS.

The business and affairs of the Corporation shall be managed by the Board. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-laws and the laws of the State of Delaware.

3.02.  NUMBER OF DIRECTORS AND TENURE.

The Board shall consist of nine (9) directors; provided, however, that the number of directors may be increased or decreased from time to time pursuant to a resolution adopted by a majority of all directors then serving.

Each director of the Corporation shall hold office until such director’s successor shall have been duly elected and qualified, or until the director shall have resigned or been removed from office in the manner hereinafter provided under this Article III. Notwithstanding the foregoing, the term of office of each director shall expire at the next annual meeting of stockholders or special meeting of stockholders called for the election of all of the directors, unless such director is re-elected by the stockholders.

3.03.  REGULAR MEETINGS.

The Board may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

3.04.  SPECIAL MEETINGS.

Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or any two directors. The person or persons authorized to call special meetings of the Board may fix the place either within or outside the State of Delaware, for holding any special meeting of the Board called by such person or persons.

3.05.  PRESENCE AT MEETINGS.

Directors may participate in any meeting of the Board, or any meeting of a committee of the Board of which they are members, by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

3.06.  NOTICE OF MEETING.

Notice of any special meeting of the Board shall be given at least 24 hours prior to the meeting by written notice delivered personally, by United States mail to each director at such director’s mailing address or by telecopy, facsimile or electronic mail. If notice be given by United States mail, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telecopy, facsimile or electronic mail, such notice shall be deemed to be delivered on the date set forth on the confirmation of transmission generated by the transmitting machine.

3.07.  WAIVER OF NOTICE.

Any director entitled to notice of a meeting pursuant to any provision of these By-laws may waive such notice (i) in a writing specifically waiving such notice, whether before or after the time stated in the notice or (ii) by attending the meeting, unless the director attends such meeting for the express purpose of objecting, in writing at the beginning of the meeting, to the transaction of any business at the meeting because the meeting was not lawfully called and convened.

3.08.  QUORUM.

At any meeting of the Board a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.09.  MANNER OF ACTING.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The directors shall act only as a Board, and the individual directors shall have no power as such.

3.10.  PRESUMPTION OF ASSENT.

A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file such director’s written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.11.  ACTION WITHOUT A MEETING.

Unless otherwise restricted by statute, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing is filed with the minutes of the proceedings of the Board. The signature of any director transmitted by telecopy, facsimile or electronic mail, evidencing such director’s written consent pursuant to this Section 3.11, shall be deemed to be an original signature.

3.12.  REMOVAL OF DIRECTORS.

Any or all of the directors may be removed with or without cause by vote of the majority of the stockholders entitled to vote at a meeting called specifically for that purpose.

3.13.  RESIGNATION.

A director may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.14.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Except as otherwise provided in the Certificate of Incorporation, any vacancy on the Board and any newly created directorship resulting from an increase in the number of directors may be filled by a majority vote of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and qualified or until he or she shall resign or shall have been removed in the manner hereinafter provided under this Article III.

Notwithstanding the foregoing, the term of office of each director chosen to fill a vacancy shall expire at the next annual meeting of stockholders or special meeting of stockholders called for the election of all of the directors, unless such director is re-elected by the stockholders.

3.15.  COMPENSATION.

The Board shall have the authority to fix the compensation of directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

3.16.  COMMITTEES.

The Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one or more directors. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by statute, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. At any meeting of a committee of the Board, a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a committee members present may adjourn the meeting from time to time without further notice. The act of the majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee.

3.17.  CHAIRMAN OF THE BOARD.

The Board, by resolution, may designate from among its members a Chairman of the Board and a Vice Chairman of the Board. The Chairman of the Board and the Vice Chairman of the Board positions shall not be officer positions and shall not have operating, executive or independent oversight authority or responsibility. All oversight authority and responsibility is vested in the Board and its designated committees, and executive and operating authority and responsibility is vested in the officers as prescribed from time to time by the Board or these By-laws.

The Chairman of the Board shall preside, when present, at all meetings of the Board and at all meetings of the stockholders and will perform such other duties as may be prescribed from time to time by the Board or these By-laws. The Chairman of the Board shall be an ex officio member of all Board committees. In the absence, death or inability or refusal to act of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board and, when so acting, shall have all the duties of and be subject to all the restrictions on the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as may be prescribed from time to time by the Board or these By-laws.

ARTICLE IV - OFFICERS

4.01.  DESIGNATION.

a.    Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents and a Secretary, each of whom shall be elected by the Board, and such other officers as may be appointed at the discretion of the Board. Any one officer may hold two or more positions.

b.    Other Board - Appointed Officers. The Board (or a designated committee) may appoint such other officers (including a Treasurer), assistant officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board.

c.    Distinctive Designations. The Board may assign any distinctive designations (e.g., Senior Vice President, etc.) to any officer of the Corporation. In connection with the appointment of any officer of the Corporation (including principal officers), the Board may determine that such officer, in addition to the title of the office to which such officer is appointed, shall have a further title as the Board may designate, such as Chief Operating Officer, Chief Financial Officer or General Counsel, and the Board may prescribe powers to be exercised and duties to be performed by any such officer to whom any such additional title of office is given in addition to those powers and duties provided for by these By-laws for such office.

d.    Chief Executive Officer Appointments. The Chief Executive Officer may from time to time appoint such officers of operating divisions, and such contracting and attesting officers, of the Corporation as the Chief Executive Officer may deem proper, who shall have such authority, subject to the control of the Board, as the Chief Executive Officer may from time to time prescribe.

4.02.  TERM OF OFFICE.

The principal officers of the Corporation shall be appointed annually at the first meeting of the Board held after each annual meeting of the stockholders. Each officer who is appointed by the Board shall hold office until such officer’s successor shall have been duly elected and shall have qualified or, if earlier, until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided under this Article IV. Each other officer and/or agent of the Corporation appointed by the Chief Executive Officer shall hold office for such period as the Chief Executive Officer may from time to time prescribe or, if earlier, until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

4.03.  REMOVAL.

Any officer of the Corporation (whether or not appointed by the Board) may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract, if any, of the person so removed. In addition, any officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever in the Chief Executive Officer’s judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract, if any, of the person so removed.

4.04.  RESIGNATION.

Any officer may resign at any time by giving written notice of his or her resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the Board, Chief Executive Officer or the Secretary, as the case may be, and the acceptance of such resignation shall not be necessary to make it effective. Notwithstanding any date and time specified in a notice of resignation, the Board may terminate an officer’s employment sooner than the date and time specified in the officer’s resignation.

4.05.  VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise of an officer of the Corporation may be filled by the Board for the unexpired portion of the term. A vacancy in any office because of death, resignation, removal, disqualification or otherwise of any officer appointed by the Chief Executive Officer may be filled by the Chief Executive Officer for the unexpired portion of the term.

4.06.  CHIEF EXECUTIVE OFFICER.

The Chief Executive Officer shall be responsible for the general and active management of the business and affairs of the Corporation, subject to the control of the Board, and shall perform such other duties as the Board may prescribe. The Chief Executive Officer shall implement and carry out all orders and resolutions of the Board and shall be responsible to the Board for the Corporation’s strategic development and operational results and for the conduct of the Corporation’s business and affairs in accordance with policies approved by the Board. The Chief Executive Officer shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation. In the absence, death or inability or refusal to act of the Chairman and the Vice Chairman of the Board, the Chief Executive Officer (i) shall preside at all meetings of stockholders and (ii) if a member of the Board, shall preside at all meetings of the Board and otherwise perform all of the duties of the Chairman of the Board.

4.07.  PRESIDENT.

The President shall have equal authority with the Chief Executive Officer to sign and execute deeds, bonds, mortgages, contracts and other instruments of the Corporation. The President shall have all powers and shall perform all duties incident to the office of president of a corporation, including (i) the general authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation; and (ii) to remove or suspend any employee or agent who shall have been employed or appointed under the President’s authority or under authority of an officer subordinate to the President. In addition, the President shall perform such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer. In the absence, death or inability or refusal to act of the Chief Executive Officer, the President shall exercise all the powers and discharge all of the duties of the Chief Executive Officer.

4.08.  VICE PRESIDENT.

In the absence, death or inability or refusal to act of the President, one of the Vice Presidents designated by the Board or the Chief Executive Officer shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Board, the Chief Executive Officer or the President.

4.09.  SECRETARY.

The Secretary shall keep the minutes of the meetings of the stockholders and of the Board in one or more books provided for that purpose. In addition, the Secretary shall (i) ensure that all notices are duly given in accordance with the provisions of these By-laws, (ii) be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder that shall be furnished to the Secretary by such stockholder, (iii) have general charge of the stock transfer books of the Corporation, and (iv) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chief Executive Officer.

4.10.  TREASURER.

If elected by the Board, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation. In addition, the Treasurer shall receive and give receipts for monies due and payable to the Corporation from any source, whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board or the Chief Executive Officer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board shall determine.

4.11.  SALARIES.

The salaries of those principal officers elected or appointed by the Board shall be fixed from time to time by the Board or any duly authorized committee of the Board. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V - INDEMNIFICATION

5.01.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “General Corporation Law”) or any other applicable laws, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation.

Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V.

5.02.  CONTRACT WITH THE CORPORATION.

The provisions of Section 1 of this Article V shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law or other applicable laws, if any, are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

5.03.  NON-EXCLUSIVITY.

The right of indemnity provided herein shall not be exclusive and, pursuant to a resolution of the Board, the Corporation may to the full extent permitted by the General Corporation Law, indemnify any other person whom it may indemnify pursuant thereto.

5.04.  INSURANCE.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V or applicable law.

5.05.  OTHER RIGHTS OF INDEMNIFICATION.

The indemnification provided or permitted by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.01.  CONTRACTS.

The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. The Chief Executive Officer may authorize any contracting officer appointed by the Chief Executive Officer pursuant to Section 4.01.d. of Article IV to enter into any contract in the ordinary course of business of the Corporation, or execute and deliver any instrument in connection therewith, in the name and on behalf of the Corporation.

6.02.  LOANS.

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

6.03.  CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

6.04.  DEPOSITS.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select.

ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.01.  CERTIFICATES FOR SHARES.

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chief Executive Officer, as authorized by the Board, the Secretary or such other officers authorized by law and by the Board. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholder, the number of shares and date of issue shall be entered on the stock transfer books of the Corporation. Except as hereinafter provided under this Article VII, all certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.

7.02.  TRANSFERS OF SHARES.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the Corporation which shall be kept at its principal executive office.

The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

7.03.  LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES.

In the case of loss, theft, destruction or mutilation of any certificate, another certificate may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

ARTICLE VIII - FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year.

ARTICLE IX - DIVIDENDS

The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE X - SEAL

The Board may provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, year of incorporation and the words, “Corporate Seal”.

ARTICLE XI - SEVERABILITY

If any provision of these By-laws shall be held invalid or unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

ARTICLE XII - AMENDMENTS

Except as otherwise provided by law, these By-laws may be altered, amended or repealed at any meeting of the Board by a majority vote of the directors; provided, however, that the stockholders, representing a majority of all the shares issued and outstanding at any annual meeting or special meeting of the stockholders, may repeal, alter or amend By-laws adopted by the Board and may adopt new By-laws.

As adopted by the Board of Directors of the Corporation, effective as of October 25, 2005.

/s/ Alfred L. Woods
Alfred L. Woods, Chairman of the Board

Attest

/s/ David F. Morris
David F. Morris, Secretary